UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 27, 2011

Orange 21 Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51071	33-0580186
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2070 Las Palmas Drive, Carlsbad, California		92011
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (760) 804-8420

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Carol Montgomery as Chief Executive Officer; Appointment of Ms. Montgomery to the Board of Directors

On October 27, 2011, Carol Montgomery submitted her resignation, which will be effective on December 15, 2011, as our chief executive officer. Our board of directors appointed Ms. Montgomery as a member of our board of directors, which will also be effective on December 15, 2011.

Ms. Montgomery, age 57, has experience in leadership roles in the sunglass industry. From 2001 until 2011 and 1996 to 1998, Ms. Montgomery was a consultant with CM Global, where she provided strategic, product development, marketing and other business building services primarily to the sunglass/optical industry. From 1998 until 2001, Ms. Montgomery was the Vice President Exclusive Brands/Officer at Sunglass Hut International, Inc., a chain of retail stores that sells sunglasses and accessories. From 1987 until 1995, Ms. Montgomery was with Revo, Inc., a high-end performance sunglass company, serving in various positions. She began with Revo, Inc. as a marketing consultant, and subsequently was appointed as its Vice President of Marketing, and then as its Vice Chairman/Global, overseeing strategy and brand development, and then as its Chief Executive Officer and Chairman. Before joining Revo, Montgomery held many senior management roles in Boston area strategic marketing and advertising firms. Ms. Montgomery earned her bachelor of arts in liberal arts from Boston University.

In connection with Ms. Montgomery’s appointment to our board of directors, the board of directors has accelerated the vesting of all of Ms. Montgomery’s stock options issued under our Amended and Restated 2004 Stock Incentive Plan effective on December 15, 2011. Ms. Montgomery currently holds 100,000 stock options with three year annual vesting from date of grant, none of which otherwise would have been vested as December 15, 2011.

Ms. Montgomery has been appointed to serve as a director until our 2012 annual meeting of stockholders or until her earlier resignation or removal. There was no arrangement or understanding between Ms. Montgomery and any other person pursuant to which Ms. Montgomery was selected as a director. Ms. Montgomery was not appointed to any of our board committees at this time.

Promotion of Michael Marckx to Chief Executive Officer

On October 27, 2011, our board of directors appointed Michael Marckx as our chief executive officer, effective on December 15, 2011. Mr. Marckx will also continue to serve as our president.

Mr. Marckx, age 47, joined the Company in February 2011 as our Vice President of Marketing and was promoted to president on April 12, 2011. Mr. Marckx has experience in management and operational positions. Since 2001, Mr. Marckx has served on the board of directors of Surfrider Foundation, a non-profit foundation, serving as Chairman since 2009. From 2004 until 2011, Mr. Marckx was the Vice President of Global Marketing of Globe International, which manufactures and markets apparel, footwear and boardsports hardwear. From 2001 until 2004, Mr. Marckx was the Vice President, International Marketing/Creative Director at Ocean Pacific, which markets apparel, accessories, footwear and hardgoods. From 2000 until 2001, Mr. Marckx was the Vice President, Marketing/Entertainment at Broadband Interactive Group. Mr. Marckx earned his bachelor of science in economics at the University of California, Irvine.

In connection with his appointment as chief executive officer, Mr. Marckx’s current executive employment agreement was amended and restated to (1) increase Mr. Marckx’s annual base salary to $300,000 as of the effective date of his appointment and (2) grant, effective as of the same date, a nonstatutory stock option to purchase up to 50,000 shares of our common stock vesting one third annually over three years from the option’s date of grant pursuant to our Amended and Restated 2004 Stock Incentive Plan.

In addition, Mr. Marckx current executive employment agreement was amended and restated to provide that his total potential annual cash bonus for the 2012 fiscal year will equal up to one hundred percent (100%) of his annual base salary based on performance goals to be approved by our compensation committee, or as otherwise determined by our compensation committee in its discretion. It is currently anticipated that fifty percent (50%) of the total potential annual bonus will be awarded based upon significant overachievement of target performance goals to be determined by our compensation committee in its discretion. In addition, a portion of the total potential annual bonus can be awarded to fund overachievement for fiscal year 2011, to the extent not previously authorized pursuant to Mx Marckx current employment agreement. The amended and restated employment agreement also provides that, if we terminate Mr. Marckx’s employment without cause and not due to his death or disability, and such termination takes place either before a change in control transaction or more than 12 months following a change in control transaction, then the vesting of fifty percent (50%) of outstanding unvested stock options issued to Mr. Marckx as of the effective date of the amended and restated employment agreement (including the abovementioned 50,000 stock option grant) and held by Mr. Marckx at the time of termination shall be accelerated, provided that Mr. Marckx signs a general release of claims. The amended and restated change in control severance agreement was issued under our Change in Control Severance Plan, which was adopted on December 8, 2010 and is filed as an exhibit to our current report on Form 8-K that we filed with the Securities and Exchange Commission on December 13, 2010. The form of the amended and restated employment agreement with Mr. Marckx is filed as an exhibit to and incorporated by reference into this report, and the foregoing description of its terms are qualified by reference to the agreement.

Finally, Mr. Marckx’s current change in control severance agreement was amended and restated to provide for payment of fifty percent (50%) of his unpaid potential annual bonus pursuant to his amended and restated employment agreement for the fiscal year in which he is terminated if his employment as an executive is involuntary terminated by us without “cause” within 12 months following a change of control transaction, or if he voluntary terminates his employment for “good reason” within 14 months following a change of control transaction. The form of the amended and restated change in control severance agreement with Mr. Marckx is filed as an exhibit to and incorporated by reference into this report, and the foregoing description of its terms is qualified by reference to the change in control severance agreement.

There are no family relations between Mr. Marckx and any of our other executive officers or directors.

Appointment of Michael D. Angel as Chief Financial Officer

On October 27, 2011, our board of directors appointed Michael D. Angel as our chief financial officer, treasurer and secretary effective on January 3, 2012. Mr. Angel currently serves as the Company’s interim chief financial officer. Mr. Angel’s responsibilities will not materially change as a result of his promotion.

Mr. Angel, age 56, has more than 30 years professional experience in financial and accounting roles. Mr. Angel has served as our interim chief financial officer and treasurer since April 2011. From 2009 until its sale in 2010, Mr. Angel was vice president finance and chief accounting officer at Bell Microproducts, Inc., which was a large publicly held value-added distributor of storage and computing technology. From 2008 to 2009, Mr. Angel was chief financial officer at Novasys Medical, Inc., a start-up medical device company. In 2007, Mr. Angel was chief financial officer of Benefit Street, Inc., a privately held provider of retirement and benefits administration and software as a service solutions. From 2005 until its sale in 2007, Mr. Angel was chief financial officer of RITA Medical Systems, Inc., a publicly held manufacturer of medical devices used in cancer treatments. Mr. Angel has been the chief financial officer for a total of seven companies (including being our interim chief financial officer), five of which were publicly held companies, and he has broad experience in performance improvement situations. Prior to the aforementioned positions, his experience included several senior financial positions at National Semiconductor Corporation and he was the vice president and worldwide controller of Hitachi Data Systems. Mr. Angel was also a senior audit manager with Price Waterhouse and earned his bachelor of science in business administration: accounting from California State University, Chico.

In connection with the appointment of Mr. Angel as chief financial officer, we entered into an executive employment agreement with Mr. Angel on October 31, 2011 that will be effective on his commencement of employment, currently anticipated to be January 3, 2012. The employment agreement provides that we will (i) pay Mr. Angel an annual base salary of $250,000 commencing on his employment date and (ii) grant Mr. Angel a nonstatutory stock option to purchase up to 200,000 shares of our common stock vesting one third annually over three years from the option’s date of grant pursuant to our Amended and Restated 2004 Stock Incentive Plan. Mr. Angel will be eligible to receive a total potential annual cash bonus for the 2012 calendar year of up to eighty percent (80%) of Mr. Angel’s annual base salary based on goals to be approved by our compensation committee in its discretion, or as otherwise determined by our compensation committee, in its discretion. It is currently anticipated that fifty percent (50%) of Mr. Angel’s total potential bonus will be awarded based upon significant overachievement of target performance goals to be determined by our compensation committee in its discretion.

The term of the employment agreement is four years. If we terminate Mr. Angel’s employment without cause and not due to Mr. Angel’ death or disability, and such termination takes place either before a change in control transaction or more than 12 months following a change in control transaction, Mr. Angel will be entitled to (1) cash severance equal to one hundred percent (100%) of his annual base salary as in effect on the date of such termination and (2) acceleration of fifty percent (50%) of the unvested portion of the 200,000 stock options issued to Mr. Angel pursuant to the employment agreement, provided that Mr. Angel signs a general release of claims. If such termination occurs within 12 months following a change in control transaction, Mr. Angel will be eligible to receive severance pay as set forth in the change in control severance agreement we entered into with Mr. Angel, which is described below. Mr. Angel’s employment agreement also provides for the reimbursement of up to $1,500 in monthly expenses. The form of the employment agreement with Mr. Angel is filed as an exhibit to and incorporated by reference into this report, and the foregoing description of its terms are qualified by reference to the agreement.

We also authorized a change in control severance agreement with Mr. Angel on October 27, 2011 that will be effective on his commencement of employment. Pursuant to the change in control severance agreement, if Mr. Angel’s employment as an executive is involuntary terminated by us without “cause” within 12 months following a change of control transaction, or if Mr. Angel voluntary terminates his employment for “good reason” within 14 months following a change of control transaction, Mr. Angel will be entitled to (i) continuation of his base salary for a period of 18 months, payable in regular payroll installments, (ii) continuation of payments for group health plan continuation coverage under COBRA for 18 months, or until Mr. Angel becomes eligible for group insurance benefits from another employer, (iii) payment of a bonus equal to fifty percent (50%) of Mr. Angel’s potential annual bonus for the fiscal year in which Mr. Angel’s employment terminates, and (iv) the acceleration of the vesting of all outstanding, unvested stock options or other equity compensation held by Mr. Angel at the time Mr. Angel’s employment terminates. The change in control severance agreement was issued under our Change in Control Severance Plan, which was adopted on December 8, 2010 and is filed as an exhibit to our current report on Form 8-K that we filed with the Securities and Exchange Commission on December 13, 2010. The form of change in control severance agreement with Mr. Angel is filed as an exhibit to and incorporated by reference into this report, and the foregoing description of its terms is qualified by reference to the change in control severance agreement.

As we disclosed in the Form 8-Ks that we filed with the Securities and Exchange Commission on April 13, 2011 and September 26, 2011, we are a party to a retainer agreement (the “Retainer Agreement”) with Regent Pacific Management Corporation (“Regent Pacific”), pursuant to which Regent Pacific currently provides certain management services to us including providing the services of Mr. Angel as our interim chief financial officer. In exchange for such services, we (i) pay Regent Pacific a $50,000 fee per four week period of services; (ii) agreed to pay Regent Pacific a $25,000 success fee upon the attainment of mutually agreed upon milestones relating to (a) our budget and (b) monthly reports for our board of directors; (iii) issued to Regent Pacific a warrant to purchase 244,163 unregistered shares of our common stock with an exercise price equal to $1.85 and with a 10-year term; and (iv) reimburse Regent Pacific for certain costs and expenses. On September 20, 2011, we extended the term of the Retainer Agreement until January 2, 2012 and agreed with Regent Pacific, (which currently compensates Mr. Angel and which was previously entitled to a payment of $487,500 pursuant to the Retainer Agreement should we hire Mr. Angel), that we would be permitted to hire Mr. Angel at the anticipated effective date of his employment agreement if we make a $62,500 payment to Regent Pacific. Regent Pacific previously had assigned to an entity wholly owned by Mr. Angel related to his services to us under the Retainer Agreement an warrant exercisable for ten years at $1.85 per share into 97,665 of our unregistered common shares. The assigned warrant represented a portion of the warrant originally received by Regent Pacific referenced above.

There are no family relations between Mr. Angel and any of our other executive officers or directors.

Appointment of Greg Hagerman as Executive Vice President, Sales and Operations.

On October 27, 2011, our board of directors appointed Greg Hagerman as our Executive Vice President, Sales and Operations effective on his commencement of employment anticipated to be December 1, 2011.

Mr. Hagerman, age 52, has over 20 years in senior sales and other senior management roles in the footwear, apparel and snowboard divisions of Vans, Inc., a division of VF Outdoor Corporation, where he spent the final four years of his tenure as vice president of sales for the company’s Lifestyle division. At Vans, Mr. Hagerman also developed the business plan and launch strategy for the Vault line. From 2008 until prior to joining our company, Mr. Hagerman was chief operating officer at GMI-USA, Inc., a footwear licensing company specializing in upscale men’s and women’s brands with distribution in 22 countries and offices in New York, Los Angeles, London, Milano and Hong Kong. Mr. Hagerman earned his bachelor degree in Business Administration from Hofstra University.

In connection with the appointment of Mr. Hagerman as Executive Vice President, Sales and Operations, we entered into an executive employment agreement with Mr. Hagerman dated as of October 31, 2011 that will be effective on his commencement of employment, currently anticipated to be December 1, 2011. The employment agreement provides that we will (i) pay Mr. Hagerman an annual base salary of $225,000 per year, (ii) grant Mr. Hagerman a nonstatutory stock option to purchase up to 235,000 shares of our common stock vesting one third annually over three years from the option’s date of grant pursuant to our Amended and Restated 2004 Stock Incentive Plan, and (iii) pay Mr. Hagerman a sign on bonus comprised of (a) $42,000 cash payable at the first full payroll period after the start of employment and (b) the issuance of 15,000 shares of fully vested restricted stock to be issued under our Amended and Restated 2004 Stock Incentive Plan. Mr. Hagerman will be eligible to receive a total potential annual cash bonus for calendar year 2012 of up to one hundred percent (100%) of Mr. Hagerman’s annual salary, payable as determined by the Compensation Committee in its discretion. Initially, fifty percent (50%) of the total potential annual bonus will be contingent upon Mr. Hagerman achieving performance goals to be recommended by our chief executive officer and approved by our compensation committee in its discretion and the other fifty percent (50%) will be at the discretion of the compensation committee, currently anticipated that to be awarded based upon significant overachievement of target performance goals to be determined by our compensation committee in its discretion.

The term of the employment agreement is three years. If we terminate Mr. Hagerman’s employment without cause and not due to Mr. Hagerman’ death or disability, and such termination takes place either before a change in control transaction or more than 12 months following a change in control transaction, Mr. Hagerman will be entitled to (1) cash severance equal to his base salary as in effect on the date of such termination and (2) acceleration of fifty percent (50%) of the 225,000 stock options issued to Mr. Hagerman pursuant to the Employment Agreement, provided that Mr. Hagerman signs a general release of claims. If such termination occurs within 12 months following a change in control transaction, Mr. Hagerman will be eligible to receive severance pay as set forth in the change in control severance agreement we entered into with Mr. Hagerman, which is described below. Mr. Hagerman’s employment agreement also provides for the reimbursement of up to $2,300 in monthly expenses. The employment agreement with Mr. Hagerman is filed as an exhibit to and incorporated by reference into this report, and the foregoing description of its terms are qualified by reference to the agreement.

We also authorized a change in control severance agreement with Mr. Hagerman dated on October 27, 2011 that will be effective on his commencement of employment. Pursuant to the change in control severance agreement, if Mr. Hagerman’s employment as an executive is involuntary terminated by us without “cause” within 12 months following a change of control transaction, or if Mr. Hagerman voluntary terminates his employment for “good reason” within 14 months following a change of control transaction, Mr. Hagerman will be entitled to (i) continuation of his base salary for a period of 18 months, payable in regular payroll installments, (ii) continuation of payments for group health plan continuation coverage under COBRA for 18 months, or until Mr. Hagerman becomes eligible for group insurance benefits from another employer, (iii) payment of a bonus equal to fifty percent (50%) of Mr. Hagerman’s total potential annual bonus for the fiscal year in which Mr. Hagerman’s employment terminates, and (iv) the acceleration of the vesting of all outstanding, unvested stock options or other equity compensation held by Mr. Hagerman at the time Mr. Hagerman’s employment terminates. The change in control severance agreement was issued under our Change in Control Severance Plan, which was adopted on December 8, 2010 and is filed as an exhibit to our current report on Form 8-K that we filed with the Securities and Exchange Commission on December 13, 2010. The change in control severance agreement with Mr. Hagerman is filed as an exhibit to and incorporated by reference into this report, and the foregoing description of its terms is qualified by reference to the change in control severance agreement.

There are no family relations between Mr. Hagerman and any of our other executive officers or directors.

Press Release

On November 1, 2011, we issued a press release announcing the changes in management described above, a copy of which is attached as an exhibit to this report and is incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Amended and Restated Executive Employment Agreement by and between the Company and Michael Marckx dated October 31, 2011
10.2	Amended and Restated Change in Control Severance Agreement by and between the Company and Michael Marckx dated October 31, 2011
10.3	Executive Employment Agreement by and between the Company and Michael D. Angel dated as October 31, 2011
10.4	Form of Change in Control Severance Agreement by and between the Company and Michael D. Angel
10.5	Executive Employment Agreement by and between the Company and Greg Hagerman dated as October 31, 2011
10.6	Form of Change in Control Severance Agreement by and between the Company and Greg Hagerman
99.1	Press Release issued on November 1, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 2, 2011	Orange 21 Inc.

	By:	/s/ Michael D. Angel
Michael D. Angel
Interim Chief Financial Officer and Treasurer